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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (date of earliest event reported): January 23, 1998


                                RAYTHEON COMPANY
             (Exact name of registrant as specified in its charter)


                                    1-13699
                            (Commission File Number)


       Delaware                                    95-1778500
 (State of Incorporation)             (IRS Employer Identification Number)



                                141 Spring Street
                         Lexington, Massachusetts         02173
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (781) 862-6600



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Item 5.           Other Events


On January 23, 1998, the Registrant announced certain details regarding the consolidation and organization of its defense and electronics unit as well as an effort to reduce costs within its engineering and construction business. In connection with these announcements, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such press release.

On January 26, 1998, the Registrant announced financial results for its fiscal year ended December 31, 1997. The results included certain restructuring and special charges relating to the acquisition of the defense business of Texas Instruments Incorporated and the merger with Hughes defense, and to the consolidation within its engineering and construction business. In connection with these announcements, the Registrant issued a press release, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference and the foregoing description is qualified in its entirety by reference to such press release.


Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits

        (c)      The following exhibits are filed as part of this report:

                 99.1     Press release dated January 23, 1998.

                 99.2     Press release dated January 26, 1998.



                                    SIGNATURE


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:  January 26, 1998

                                    RAYTHEON COMPANY

                                    By: /s/ Thomas D. Hyde
                                            Thomas D. Hyde
                                            Vice President and
                                            General Counsel